INVERSE NASDAQ-100® STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Face

Market

†

All or a portion of this security is pledged as equity index swap

Amount

Value

collateral at June 30, 2008.

REPURCHASE AGREEMENTS 90.4%

Collateralized by Obligations of

the U.S. Treasury or U.S.

Government Agencies

Mizuho Financial Group, Inc.

issued 06/30/08 at 1.75% due

07/01/08

$

45,100,443 $

45,100,443

Lehman Brothers Holdings,

Inc. issued 06/30/08 at 0.25%

due 07/01/08†

7,633,672

7,633,672

Morgan Stanley issued

06/30/08 at 1.70% due

07/01/08

5,203,897

________

5,203,897

Total Repurchase Agreements

(Cost $57,938,012)

________

57,938,012

Total Investments 90.4%

(Cost $57,938,012)

$

_________

57,938,012

Other Assets in Excess of

Liabilities – 9.6%

$

_________

6,164,827

Net Assets – 100.0%

$

64,102,839

Unrealized

Contracts

Gain

Futures Contracts Sold Short

September 2008 Nasdaq 100

Index Mini Futures Contracts

(Aggregate Market Value of

Contracts $1,437,540)

39 $

________

99,224

Units

Equity Index Swap Agreements Sold Short

Lehman Brothers Finance S.A.

September 2008 Nasdaq 100

Index Swap, Terminating

09/16/08*

(Notional Market Value

$39,047,924)

21,255

2,762,966

Goldman Sachs International

June 2008 Nasdaq 100

Index Swap, Terminating

06/30/08*

(Notional Market Value

$23,539,958)

12,814

________

1,366,324

(Total Notional Market Value $62,587,882)

________

4,129,290

*

Total Return based on Nasdaq 100 Index +/- financing at a

variable rate.

1